Operator:  As a reminder, this conference is being recorded Thursday August 30, 2007. Now, I’d like to turn the conference over to Jordan Rohan, Managing Director and Senior Internet Analyst with RBC Capital Markets. Please go ahead sir.

Rohan: Thanks operator, and thank you to all the investors and clients out there. This is a very interesting time both in with the mortgage category and also in online advertsing. It’s a perfect time for us to get on the phone with Tom Evens, CEO and President of Bankrate to address some of the issues and square away rumors that are out there, and also talk about the company’s fundamental outlook. So, Tom thank you for joining us today.

Evans: Oh, thanks Jordan and thanks for the opportunity.

Rohan: Certainly, without any further adieu I’m going to ask a few questions of Tom, and then after I’m done with my set of questions, we’ll be delighted to take questions from the other people listening on the line. Here we go. First, with some rumors of advertisers cutting back on online ads towards the back half of ’07. Obviously, there’s some bust out there in the mortgage business. So there are stories of major advertisers pushing back on the Bankrate pricing premium. Can you address these issues?

Evans: Sure, Jordan I can tell you that the rumors are completely unfounded. During the course any quarter there’s a natural ebb and flow of advertising campaigns. Some are cutting back, some are adding to, and if the last sixty days is characterized in any particular way, it would be that advertisers are actually adding campaigns not cutting back or canceling. Let me give you a couple of examples. We don’t ever talk about what advertisers have planned, but we can comment of what’s currently running, because they’re on the site for everyone to see. So I’ll give you a couple of examples. Countrywide and IndyMac have both in the news recently. Countrywide is currently running both a mortgage campaign and is on our CPC tables. However if you’ve looked at our deposit channel in the last couple of days you’ll see a new 5.5% high yield savings display campaign from Countywide. That’s brand new, they’re trying to raise deposit money for the Countrywide Bank, and so they’re running on both our display channel in deposits and on the CPC tables on CDs and Money Markets. That’s new business. You also see a new IndyMac campaign, I think that broke yesterday, that is run in the deposit channel for a five point seven percent, five month CD. That’s brand new, too. So they come to Bankrate when they’re both continuing their mortgage spending, both added deposit spending because they’re trying to raise capital. So that’s all new.

Rohan: Alright, perfect, and just to remind investors - How much of Bankrate’s revenues and page views historically have come from mortgage verses deposits?

Evans: Yeah, historically, if you look back a couple of years ago, we were predominantly mortgage revenue dependant. Probably… you know, in the neighborhood of eighty percent of our revenue was mortgage related, and in fact if you go back to 2003, only about four percent of our CPC revenue was from deposits, (or our rate table revenue. We weren’t CPC at the time), but our rate table revenue. Today we run more deposit advertising then we do mortgage advertising. In Q2 for example you remember when we reported our call, for the first time ever, deposits were larger then mortgages. So we ran in Q2… deposits was forty-six percent of the revenue and mortgage forty percent. As for traffic, we’ve continually run about in the last year or so forty percent of the traffic is in the deposit channel in the mid thirties for mortgage, and the rest of the traffic goes to the other channels like credit cards and… of course on our story pages and calculators and guides and tools and things like that. So, it’s pretty diversified, particularly relative to where the company was three or four years ago.

Rohan: Okay great, so within mortgage revenues, just to drill down a bit, there are three main ad formats, I think graphical, CPC rate tables and then Bankrate Select lead-gen. Is that right, and can you speak to the contribution, the relative contribution of each?

Evans: Sure, and there’s one other bucket in that. You’re just talking about online, but there’s one other bucket that we record from that, that’s print. But graphic display advertising represents about fifty, fifty-two percent of our total revenue. The cost per click represents about thirty-five percent. Of course print, the newspaper guides, about thirteen percent. The lead gen piece you referred to we roll into the graphic bucket because when we run lead-gen ads, it is through our… graphic inventory. It’s currently pretty small due to really the challenging environment in the lead-gen business right now. Anyone following that lead-gen business knows how difficult this business has been, and the major players, and you know who they are, have seen a real deterioration in their business, and have been cutting the prices of leads pretty aggressively. And when that’s going on, we pull the inventory away from Bankrate Select, and sell it directly to display advertisers. So we’re able to sort of effectively manage the inventory because of the demand.

Rohan: Okay, and on the graphic side, it would seem that revenues are a function of page views, price and sell-through rate. IS that how you think about it, and would you mind commenting on the recent trends in those variables, how everything’s been trending in August specifically?

Evans: Exactly what drives the graphic and display advertising, it’s… obviously the number of people that are coming to the site, the price of which we’re selling the inventory and the amount of the available inventory that we’re able to sell. So I’d say pages views have been very strong. August will end up either the best or second best month of the year in terms of page views. Sell-through has been very solid, and ad demand like I described a minute ago has increased not declined. And I’m not saying as I said that there’s not an ebb and flow. There are certainly a couple of our advertisers who are not doing as well as they had been, who might be pulling back. But that happens in every quarter. Sometimes there’s a strategy change, sometimes it’s business performance of theirs but we have not seen a decline in ad demand, in fact just the opposite, we’ve seen an increase, and as I pointed out, that would be the Countrywide and the IndyMac examples, where they’re increasing their spending. So ad demand’s been high, advertisers are increasing spending, and overall demand is good and the sell-through is good.

Rohan: Okay, it sounds like August may even have been trending a little more robust then you would have anticipating heading into the month, is that right?

Evans: Yeah you know… and it’s the one thing about… I’m often asked what is it we think about and are concerned about? You know and I’m always concerned about two things. One, we can control mass execution, ‘cause you know a lot our performance here is really just based upon how well we execute. The second is traffic, and that’s every month every quarter we go into the great unknown. So everybody who’s followed the company knows we tend to budget and forecast pretty carefully and pretty conservatively… notwithstanding the fact… I mean we budgeted sort of a six to eight percent traffic increase through the year, we saw sixteen percent in the first quarter, seventeen percent in the second quarter, and you know the third quarter to date is running right along that track because July was good and August was more robust then we thought. And particularly in the last couple of weeks. So we’re pleased with the traffic trends to date, and we’re pleased with the trajectory of the third quarter.

Rohan: Okay, so the question now on the core incremental margins… the consensus estimates call for EBITDA margins of forty-two and a half percent in third quarter. Down sequentially from forty-four percent in the second quarter. But it sounds like to me that the trends you’ve described would point to a healthy up-tick in revenues from 2Q to 3Q? Wouldn’t that correspond to higher EBITDA margins, and if so and knowing what you know now about 3Q trends do you think… consensus expectations are a bit too conservative?

Evans: You’re killing me. You know I hate to get into a cat and mouse game regarding consensus, but I don’t disagree with your theory. We’re benefiting by a couple that are occurring currently. Number one, high level of traffic, number two the price increases that we pushed through, and number three, the mix in the inherent operating level in our model. So yes, I agree with the premise. You know on the other hand, print is still a very challenging business for us, and as I mentioned the lead business right now is difficult. So without getting into specifics, and without getting into sort of quarter by quarter guidance which we’ll refuse to do, I think generally that we’ll probably be around the… because of all this the mid point to possibly slightly lower on our revenue guidance for the year, but at the high end of our EBITDA guidance. The print and lead stuff will offset some of the other stuff, but on EBITDA, you’re absolutely right, high-end of the guidance. So yes, under that scenario margins would improve. We’ve also got several new things that we’re working on, and I know because several of you now… some of the investors and analysts are calling our advertisers on a regular basis. So I’ve gotten called several times in the past couple of days about the fact that a number of you have heard from advertisers that we’re launching a co-brand with Move.com. That’s actually launching today. Yes, we’ll be taking over the mortgage and finance area with content on a CPC tables on Move.com and literally it’s launching today; next week, the same thing for Realtor.com. We’re launching our program with realtor.com. So these are two people we’ve been speaking to for quite a while and we’re exciting to be getting that up and running. So that may improve the outlook a little bit. You know again, we don’t know ‘cause we haven’t seen it before what kind of traction that’s going to have and what kind of revenue that’s going to generate but you know, that’s another upside opportunity. We’re also finally going to get the deposit channel up on our Yahoo co-brand in Q4. We’re exciting about that. So that’s been a while coming, Yahoo’s been only mortgage to date, and deposits ought to put some nice additional revenue into the forth quarter in the co-brand. And we’re also launching on October 1st a retirement channel, and it’s already over fifty percent sold out. So we’ve got a lot of things in the works that could help provide a little bit of upside, but again being conservative and sort of answering your question, yeah we think that margins are likely to be a little bit better. Again part of that is a mix. Some part of that’s the inherent leverage in our model. Part of that’s the fact that print and Lead-gen’s going to be down slightly but it’s really driven by the fact that traffic is good, graphic ad demand is strong and CPC volume continues to be very good.

Rohan: Great, let’s drill down here to the Move.com and Realtor.com relationship. Who would sell the ads for all that inventory?

Evans: It will be Bankrate. As I said, we’ve been talking to them for a while. Good people, they were doing it themselves, and mainly I think that they determined that that wasn’t their core business. So we’ll be selling the ads, we’ll be providing our CPC tables and again more to report on that. We’re a little bit ahead of ourselves in terms of… we wanted to make a formal announcement on that, but we’ve had to have been contacting advertisers, ‘cause it launches today, and a number of you have seen that and have called and have heard from advertisers that we’re launching on Move.com. So we’re going to put out a press release next week fully describing the relationship. But, as I said before I’ve gotten so many questions about it, and it does launch today, I thought it was at least important to acknowledge that.

Rohan: Okay great, and on the Yahoo deal, you guys have been working with yahoo for a while, but I think in the past they’ve had a little bit more control then it sounds like Move.com and Realtor.com will have with that partnership going forward. Is Yahoo still… what’s the nature of the relationship there, and as you expand it to the deposit side, does that change?

E: The nature of the relationship is good, it’s similar to all of our other programs, the only difference is that the product that we are running on Yahoo is different then the product we were running everywhere else. On Bankrate, it’s the full… the Bankrate and all of our other co-brand partners, our rate tables for example are the full hundred and ninety-one mortgage products. Five hundred and seventy-five local markets drilling down to… thirty-five, thirty-eight, forty-two lenders per listing. When we built the Yahoo platform and we built it at their request, it’s different. It’s a hundred markets, it’s only twenty-two mortgage products. It’s not a comprehensive list because it’s only the… it’s restricted to ten lenders per table and it’s a bid model, and it’s a bid model that we actually run, it’s just doesn’t yield on a cost per click basis what the Bankrate tables yield, and we’d argue that a ten bank listing verses a full comprehensive listing at every market, and a hundred markets verses five hundred and seventy-five was not the quality the consumer offer that we and our partner wanted to have ultimately. So we’re switching to the full model, on a fixed price not a bid. It will have the full markets and then we’ll be adding the deposits to that. So we’re really excited. It was yielding less per click then what we actually yield on Bankrate and on all of our other co-brands. So they’ll be a lift in the per click revenue, they’ll be… and then they’ll be a lift by virtue of adding deposits to that. So we’re pretty excited about it, and it will launch in the fourth quarter.

Rohan: Well it seems like a big change there. Last quarter we saw a fairly large sequential up-tick in sales and marketing expense, probably partly attributable to the efforts to drive traffic to paid search. Given the page view upside that we’re seeing in August it would make sense to maybe… you wouldn’t see such an up-tick this quarter, you might even see a pull-back in the paid search. Am I thinking about this the right way?

Evans: Yeah, you know our marketing spend ought to be pretty much in line with the last quarter. We… I think we’ve done good job, and we’re not patting ourselves on the back too hard on our SEM spend, and pleased that we’ve been able to maintain and even improve the ROI that we’re seeing. So… our plan was to make a pretty steady state with Q2 and likely whether we continue to see that kind of incremental ad demand that we’ve seen, it’s likely that we may increase that a lot. We can increase that slightly. To date, I wouldn’t say that that’s the case because organic traffic’s been so strong. So I’d say right now it's tracking a pretty steady state.

Rohan: Steady with Q2 levels?

Evans: Correct.

Rohan: Okay, not to focus too much on mortgage let’s talk about the deposit and money-market side of our business. You mentioned stuff for Countrywide new deals. It sounds like business there is still trending well, is that true?

E: Yeah, it’s really strong, you know and I mentioned the Country wide and IndyMac campaigns and if you go on the site today, go on the deposit channel you’ll see Citi, Discover bank, Everbank, ING Direct, Wilmington Trust, E*trade bank, Wachovia, B of A, the demand is high and it really performs so when you’ve got an environment out there where banks are looking at increasing and improving their liquidity, needing and wanting more deposits, we’ve done a really fabulous job for those customers and the demand is high and on my screen I’m looking right now at the cd channel and the campaign, the leader board is the Countrywide campaign, the skyscraper is Citi, I’m sorry, it’s ING and the bottom banner is Citi all promoting their CD products and money market products so it’s been a great shift for us and really proving the elasticity of the model, so demand is high and we expect that to continue.

Rohan: Well, with $100 million cash on your balance sheet and no debt, why wouldn’t this be the opportune time for the company to implement a share re-purchase at these levels.

Evans: I certainly understand the notion, it’s something we review from time to time as a Board, to be safe, that’s all I’d like to say today, we got the money and our real intention of using that was to make acquisitions. I can tell you we’re still spending a lot of time on looking at things and again, don’t want, I don’t disagree and I would say stay tuned and kind of would like to not speak about anything more that, that’s really a Board decision and sort of governance decision so I don’t want to get over my skis on that.

Rohan: Do you care to share any other stories of working with these big lenders and aggregators like Lending Tree, Lower My Bills -big advertisers like Discover and anything else you can tell us about how it’s possible demand on your company’s tables and property, are still so strong while the industry is clearly going in the opposite direction.

Evans: Without getting specific about intentions, we don’t like to talk what we know advertisers are going to do because that’s sort of competitively unfair, let me just frame it. I’ve been in the media business a long time and one of the things that always occurs in time of uncertainty is that media vehicles that are peripheral importance become very vulnerable but the core properties generally are not, and you know we’re core to so many of our advertisers, when they tend to get more focused on what is actually working, and they are in a time like this, it’s really good for us, I mean scrutiny and people measuring ROI and really taking a look at what’s core and what’s important and what’s working, play very well for Bankrate.

We perform and we’re a critical partner. I was at a meeting with an advertisers with Don Ross, our SVP sales on Tuesday this week and we were with an advertiser that’s relatively new to Bankrate, they run different products in three very different channels and they’re very ROI focused and the conversation was really about how can we spend 3-4 times more money with you guys next year, let’s test a bunch of stuff, let’s come with a bunch of big ideas, let’s get creative. You don’t have those kind so for conversations if you’re not core to their thinking and core to their media spending if you don’t perform and I think what’s kind of happened in the media world but again if you’re sort of a student of media you could see this coming is generally what I think what happens at a time like this is if you talk about the history of Internet advertising, the only place an advertiser could find a large concentrated audience originally was on the portals, so the Yahoos, AOL’s, and MSN’s at the time, the Excite and the Lycos of the world were the places you had to go to find that audience and then all of a sudden they developed, so if you were to finance it you had to go to those vertical channels, Yahoo finance, AOL finance and MSN finance, because you couldn’t find a large audience, in a concentrated area in a vertical, well now you can and now I’d argue there’s sort of , the way people are buying, you’re buying your core at those vertical targeted areas, in finance it’s a Bankrate or a Motley Fool or a Street, in health it's a Web MD, in automotive, it’s a Kelly or an Edmonds, etc. and then advertisers will say okay now, that’s where I’ve got my concentration, that’s where I’m getting my high CPM but very concentrated, very efficient, effective campaign and then I’ll run the rest of my money on sort of run of site and run of site is the portals, run of site, now all of a sudden becomes social networking sites, it’s also become ad networks and I think I think the portals are great and do great business but I think the pressure on them has come because they’ve got to hit high low and they’re getting hit high by the vertical guys who are more targeted, getting hit low by the ad networks and social networking areas where there’s a lot of volume and relatively inexpensive inventory and it’s a little bit of a time of dislocation but from what I know, I’m convinced that high value, high performing, vertical content sites will continue to do extraordinarily well and that’s really what we are, it’s a great position to be in and we haven’t seen anything that would counter that, not pressure on pricing, not lack of traffic, not lack of advertising demand, so that’s kind of my sense about where the media business is right now, sort of rit large and in our position in that.

Rohan: Great, operator can we pull for questions from the others.

F: Of course. Please press the 1 followed by 4….
(logistics).

I: From Drew Beja from Lee Munder, please proceed with your question.

Beja: Hay Jordan, Tom, I’ve got a question about the your trusted adviser status, if you go on the Cd or deposit side, look at highest rate deposit, you’ve got the star system, I forget what you call it, but it honestly feels a little light to me, not that you necessarily want to get in that business, but in tumultuous times I think there’s a role for somebody to hold folks hand and give them some information and I wonder if you could, just address the opportunity, uptick that or take a step up in that function or get more traffic and provide more value add?

Evans: It’s something that we think very seriously, we have an outside consultant who has worked on this for years, there’s a very specific formula and it’s, it’s been a very successful predictor of safe and sound and we think it’s a consumer service we provide, we think it allows investors to know okay these guys are FDIC insured and they are outperforming or underperforming or safer than their peer group, it’s extraordinarily data driven, constantly updated and so that we feel like we’re doing a pretty good job on behalf of consumers of applying a statistical look, it’s not a gut feel, who we like or who we don’t like, it’s very data and formula driven and it’s really looking at the kinds of things that the banking industry would look at to be able to project this is a business that is, or this is a bank that is outperforming and sort of safer and more sound than it's peers, or this is something that’s underperforming, never anything that says, we think these guys are likely to go out of business, that’s not the role we’re trying to play, we’re trying to tell our customers and potential investors in those who have put money in those institutions, this is that institution’s position, vis a vie their competitors, peer group so I think you’re absolutely right about that, about our opportunity and I think we’re doing a good job of serving that.

Beja: Okay.

Evans: Thank.

Operator: Next question. Lance Marks with Wells Capital Management, proceeded with your question.

Marks: Good morning guys, Tom I was wondering if you could talk about customer concentration in terms of how big maybe your largest advertiser or top ten are and if you’re able to disclose any of those names just to give us a sense of who is the most active these days?

Evans: You can probably see that on a site, but the largest customers have tended to be and I think we’ve put that in our Qs, it’s B of A, Citi, Countrywide, Wells, Fidelity, Discover, Amerisave, that’s off the top of my head, ING Direct, that’s the general list and none of them have to date been a 5% customer, when the company was I would say sort of dominated by lead aggregators in the days when Lending Tree and Lower my Bills, iHomeowners, Nextag, Outer-active, MortgageExpo, Get Smart, were our largest advertisers, there was a huge concentration, there is not now, I think the largest of our customers may be approaching a 5% customer but we’ve really grown because of the diversity and again, all you got to do is go on the site and look at . . . you know Discover Card wasn’t an advertiser a year ago, it’s now in our top 10, ING has really sort of built their business with us, HSBC, they’re big brands, they’re not internet sort of only companies for the most part, Fidelity, Schwab, Toyota, people like that have become the advertisers on Bankrate and it’s a good mix. One of the things when I got to the company originally some of those advertisers and most of those I just mentioned were not advertising with us and when I went to ask them why they said we kind of don’t like the neighborhood and we cleaned up the site and completely redesigned the site and launched that in ‘05 and they also said we don’t like the neighbors, nothing wrong with those aggregators but the big brand names, the big multinationals really didn’t, they wanted to be sort of positioned around their brethren and they didn’t necessarily wanted to be positioned around just a bunch of internet advertisers who may or may not be here a year or five years from now so I think the concern about the concentration, I mean I’ll just address it directly. Yesterday I got 15 calls and one of the reasons why we were willing to do this, with Jordan, we appreciate the offer, I got a call from 15 or 20 of you about Amerisade, well Amerisade cancelled and they’re off the site and blah blah and you go to the mortgage channel and they’re right there. And I don’t know what conversation and who started it and who talked to somebody at Amerisade, who might have said we’re cutting back 10% of our spending and I don’t even know whether that really said 10% of their spending on bankrate. I can tell you Amerisade’s spending is up, and a number of other folks that I’ve mentioned advertising spending is up, and you know it’s difficult to counter that, and we’re in a position where I don’t really want to counter it because I don’t want Patrick Marker at Amerisade, the CEO, to think that we’re out there telling everybody what his marketing plans are for the rest of the year because that’s a competitive situation where he doesn’t want people to know specifically what he’s doing so as I said the rumor was unfounded and it’s unfortunate because we’re put in a position where we’re being asked to talk about the plans of advertisers, I don’t ever mind talking about what’s on the site or what has run because that’s public knowledge but it’s difficult when we’re put in a position where we’re trying to project that you know, -- wouldn’t answer your question, but the one thing we’re pleased about is that almost all those advertisers I mentioned are talking about spending more money with us the rest of this year and even more money next year so we’re delighted with the position that we’re in currently and just hope that we continue to execute, deliver the kind of value that we’ll allow them and make them want to continue that turn.

Marks : Tom I appreciate the call and obviously you talked about how certain advertisers ebb and flow within a corridor but can you talk at all about early broadly planning for ’08, what you’re hearing from customers and what sort of, potentially, visibility you have on that business?

Evans: that’s a great question. One of the things that’s happened in this environment and I will tell you that the commitments currently and the planning is shorter and shorter, they’re willing to maintain maximum flexibility, they want to be able to change campaigns or change you know channels or anything else they’re doing pretty quickly so it has gotten sort of shorter term in terms of planning, as far as next year as I said in the meeting I had on Tuesday is not atypical of what we’re hearing people are saying, we want to do more with you, it performs, how do we market or advertise more products, how do we do it more often with you guys, how do we spend more money because we get the kind of ROI on Bankrate in many cases we don’t get elsewhere and we’re having lots of conversations and now we’ve got a lot of interest in the impact of the redesign that we have coming out in ’08 and new retirement channel, on the fly page formatting so real time page formatting, video, enhanced listings on our rate tables, and a number of different things that we’re putting into the redesign that advertisers are very interested in, so I think people are, you know, in general very optimistic about next year and I see their plans to date reflect it. Now, those plans will be you know managed and those plans will be altered or augmented as the economy sort of ebbs and flows, but I also think that, listen, as good as we think we are, we’re also benefiting from a secular trend, where more and more advertisers are spending more and more money on the internet, this advertiser I was with on Tuesday runs a very large campaign on television and they said, I think we’ve exhausted our reach on television and we’re going to be cutting back, we’re moving that money onto the internet and we’re hearing those kinds of things and again I’m not down on television, not trying to browbeat television, I’m just saying that we’re hearing those kinds of things more and more, I think that’s what’s happening in the newspaper industry, I think that’s what’s happening in my former industry, the magazine industry to a certain degree and the internet is certainly a beneficiary of that and with the internet is benefiting from that secular trends, sites like Bankrate, vertical content sites that are very focused and very targeted that perform very well for advertisers are benefiting from that trend and no reason for us, based on the conversations we’ve had today, we absolutely think that’s going to continue.

Marks: Great thanks very much.

Evans: Thank you.

Sandler: Next week from Ross Sandler with RBC Capital markets.

Evans: Quick follow through. From the map right here, if your page view growth is in line what you stated in July, which is kind of that mid-teens growth rates, we should get back to kind of that 140 to 150 range that you were at in 1Q and if I couple that with the price like on the mortgage tables of 15% that went into effect July 1 and deposits price hikes that went into effect August 15th, the amount that I’m seeing here suggests that you’ll get over a million dollar of incremental revenue from the price hike, am I doing this right and just to follow with that question, where do you think, how much wiggling do you think you have on the deposit side?

Evans: I assume you mean wiggle room in terms of price increases? Yeah, in terms of, again I don’t want to get too specific about the third quarter because we’ve always tried not to guide on a quarterly basis, but understand, I understand, there’s nothing wrong with your logic. Again, if you’re looking for increases on the print side or you know that’s one area where again the top line is going to be impacted a little by print. But again, to your point I think you’re math and your guestimates are largely accurate. On the rate table CPC prices, one of the things that’s occurred to us, when we did, when we launched CPC, particularly on the deposit side, we really didn’t know what deposits were worth. We had a pretty good idea what mortgage clicks and conversions were worth because we know what lenders are willing to pay for a converted loan and you’ve heard us talk about that we think we’re somewhere between you know about 200-300 dollars on a converted loan and yet lenders are willing to pay 750 to now 1000 bucks and in some cases, even more than that, so we know we’ve got more headroom on the, I think we’ve got more head room on the mortgage side. On the deposit side, we really didn’t know, one of the things we found out is that the deposits that were coming in are of much greater value in size than what we had sort of guestimated. I can tell you that there is a deposit advertiser, a large bank that ran a campaign in the first quarter that generated two and a half times the amount that they thought they’d generate, primarily because they thought the average deposit is going to be between 12 and 14 dollars and the average deposit was $32,000. So at 32,000 dollars, that’s still a really profitable click because the conversation rates for deposit customers is so high because there’s no qualifier, it’s not well, we don’t know whether you qualify because of your FICO score or how much you’re putting down like you do on a mortgage or whether your credit history, or anything, none of that matters on the deposit side, if you’re got 32,000 in your paw and you want to make a deposit you’re in, you qualify so we think that you think about our deposit increases over the last couple of years, 50% from 2005 to 2006, this year alone we’ve got a 10% increase, 50% increase in the first quarter on April 1 and then on August 15, a 25% increase on CD’s and a 20% increase on money market and we have more banks on the tables today and more banks running graphic advertising as well than we did 3 months ago.  We’re now up to, notwithstanding again the you know the crisis that’s been going on in the mortgage market, we started the month with 811 advertisers on our rate table, we had 835 as of last night so I don’t mean that we’re being naïve, I don’t want to make you think we’re being arrogant, but when we say we’re not seeing an impact of the current mortgage environment, what we mean by saying that, we’re not stupid and we’re not ignoring what I think some of you think are obvious facts, but when we look at traffic and traffic is strong and we look at ad demand and ad demand is strong and when we look at our rate tables and we’ve got more people advertising than we did 30 days ago, 60 days ago, 90 days ago a year ago, that’s why we continue to say that we feel confident about our business and we think the concerns are unfounded. I don’t mean to go on and on but it sort of gets frustrating and I feel we’ve got to peel back the onion more and more to fight some of the or to assuage some of the concerns but also to put down some of the rumors that are being pushed out there, again, I understand why it’s done and it’s frustrating from our side when there’s no basis, no evidence to suggest that so I appreciate the opportunity to address some of those issues today.

Rohan: One final question.

Operator: there are no other questions.

Rohan: That’s perfect, Tom thank you so much for your participation today and also thank the investors that are out there listening in.

Evans: I appreciate it, I thank you for the opportunity, it was a good opportunity to give everybody an update on and how the business is and to counter, if you will, some of the rumors and some of the things that are being said and some of the things we’re getting called about. I’m grateful for the opportunity and I appreciate the support of the people that called in. So thanks very much.

Rohan: Thank you.